UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2014

Tallgrass Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Potential Acquisition

Tallgrass Development, LP has offered Tallgrass Energy Partners, LP (the “Partnership”) the right to purchase a 33.3% interest in Tallgrass Pony Express Pipeline, LLC (the “Potential Pony Acquisition”), for total consideration of $600 million. The terms of Tallgrass Development, LP’s offer provide that the Partnership’s 33.3% equity interest would be structured as preferred units in Tallgrass Pony Express Pipeline, LLC bearing certain cash flow preference rights that will afford the Partnership first dollar preference on specified cash distributions supported by cash flow occurring on or before September 30, 2015. If the transaction is consummated on the terms set forth in Tallgrass Development, LP’s offer, the Partnership expects the purchase to be accretive to it during 2014. Pony Express Pipeline, LLC owns an approximately 690-mile oil pipeline project, which, when completed, will deliver volumes from the Bakken Shale, Denver Julesburg basin and other nearby oil producing basins to Cushing, Oklahoma, which the Partnership refers to the Pony Express Project.

The Pony Express Project primarily consists of the following two components:

•	The conversion of an approximately 430-mile natural gas pipeline and the construction of an approximately 260-mile southward pipeline extension that, when complete, will result in a 690-mile oil pipeline from Guernsey, Wyoming to Cushing, Oklahoma. The Partnership collectively refers to this portion of the Pony Express Project as the Pony Mainline.

•	The construction of an approximately 66-mile lateral in Northeast Colorado that will interconnect with the Pony Mainline just east of Sterling, Colorado. The Partnership refers to this portion of the Pony Express Project as the Northeast Colorado Lateral.

The Pony Mainline is currently expected to be placed in service during the third quarter of 2014, while the Northeast Colorado Lateral is expected to be in service sometime during the first half of 2015. Collectively, the Pony Mainline and the Northeast Colorado Lateral will be powered by 15 pump stations. The Pony Mainline has approximately 206,000 bbls/d of committed capacity under firm contracts that have a weighted average fee of $3.30 per barrel, and the Northeast Colorado Lateral currently has approximately 81,000 bbls/d of committed capacity under firm contracts that have a weighted average fee of $3.60 per barrel. These firm contracts have terms of five years commencing on the date the Pony Mainline or Northeast Colorado Lateral, as applicable, are placed in commercial service. The Partnership anticipates that when the Pony Mainline is placed into commercial service it will experience a customary period of commercial “ramp-up” during which it will transport less than its fully contracted capacity, including the impact of any delay in commercial service by upstream pipelines that are expected to provide volumes to the Pony Mainline. The Partnership currently expects that such ramp-up period will be completed by the end of 2014.

On July 21, 2014, the Partnership issued a press release related to the foregoing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Equity Offering

On July 21, 2014, the Partnership issued a press release announcing the launch of an equity offering (the “Proposed Offering”). A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Selected Second Quarter 2014 Operational Data

The following tables provide operational information regarding the Partnership’s gas transportation and storage segment as of June 30, 2014 and for the six months ended June 30, 2014 and for the years ended December 31, 2013 and 2012:

			Approximate Average Daily
			Throughput (MMcf/d)
	Approximate Number of Miles	Approximate Compression (Horsepower)	Six Months Ended June 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Transportation	5,081	196,978	977	991	1,074

	Overall Gas Storage Capacity (Bcf)	Working Gas Storage Capacity (Bcf)	Maximum Withdrawal Rate (MMcf/d)
Storage	35.1	15.1	210

	Approximate Design Capacity		Total Firm Contracted Capacity (1)	% of Capacity Subscribed under Firm Contracts	Weighted Average Remaining Firm Contract Term (2)
Transportation	1,926 MMcf/d		1,505 MMcf/d	78%	3 years
Storage	15.1 Bcf	(3)	11 Bcf	70%	4 years

(1)	Reflects total capacity reserved under firm contracts as of July 1, 2014. Transportation firm contracted capacity includes backhaul service.
(2)	Weighted by contracted capacity as of July 1, 2014.
(3)	Represents working gas storage capacity.

For the three months ended March 31, 2014, a substantial majority of the Tallgrass Interstate Gas Transportation System, or the TIGT System, transportation and storage revenues were generated under long-term, fee-based firm contracts. For the three months ended March 31, 2014, and the years ended December 31, 2013 and 2012, approximately 74%, 75% and 65%, respectively, of the TIGT System’s transportation revenue was generated from contracts with on-system customers. The customer base the TIGT System currently serves under these contracts generally has a strong credit rating; six of the top ten customers (or their parent companies) by revenue for the three months ended March 31, 2014 have investment grade credit ratings. Furthermore, the existing customers on the TIGT System have historically renewed business with us when their contracts expire. Of the TIGT System’s top ten transportation and storage customers by revenue for the three months ended March 31, 2014, which collectively contributed approximately 73% of the TIGT System’s total transportation and storage revenue for that period, seven have been TIGT System customers for at least 15 years, including prior to deregulation of the U.S. natural gas pipeline industry.

Currently, over 96% of the Partnership’s existing processing capacity at its Casper and Douglas natural gas processing and West Frenchie Draw natural gas treating facilities has been reserved with a weighted average contract term of four years as of June 30, 2014. As of June 30, 2014, approximately 87% of the Partnership’s reserved capacity was subject to fee-based contracts, with the remaining 13% subject to percent of proceeds or keep whole contracts.

The table below sets forth certain information regarding the Partnership’s processing segment as of June 30, 2014 and for the six months ended June 30, 2014 and for the years ended December 31, 2013 and 2012:

			Approximate Average Inlet Volumes (MMcf/d)
Approximate Plant Capacity (MMcf/d)(1)	Capacity Under Contract	Weighted Average Remaining Contract Term(2)	Six Months Ended June 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
190	>96%	4 years	144	133	123

(1)	The West Frenchie Draw natural gas treating facility treats natural gas before it flows into the Casper and Douglas plants and therefore does not result in additional inlet capacity.
(2)	Based on the average annual reservation capacity for each such contract’s remaining term.

In addition to our existing processing and treating activities, during the fourth quarter of 2013, we entered into a joint venture agreement with BNN Energy LLC to invest in the construction and operation of a fresh water transportation pipeline located in Weld County, Colorado. During the second quarter of 2014, we expanded the joint venture by combining our 50% interest in the fresh water transportation pipeline with the 50% interest of our joint venture partner into a newly formed entity, BNN Water Solutions, LLC, which is also engaged in the wastewater reclamation business in Texas. As part of that transaction, we agreed to contribute our existing 50% interest in the entity that owns the freshwater pipeline and $7.6 million in cash. In exchange, we received an 80% equity interest in BNN Water Solutions, LLC and a preferred equity interest in the project subsidiary that owns the fresh water pipeline and wastewater reclamation business.

Preliminary Estimate of Selected Second Quarter 2014 Financial Results

While financial information and operating data as of and for the three months ended June 30, 2014 are not available, based on the information and data currently available, management estimates, on a preliminary basis, that net income for the three months ended June 30, 2014 is expected to be between $13.8 million and $20.7 million compared to a net loss of $11.7 million for the three months ended June 30, 2013. Adjusted EBITDA for the three months ended June 30, 2014 is expected to be between $18.9 million and $20.8 million compared to $16.0 million for the three months ended June 30, 2013. Distributable cash flow for the three months ended June 30, 2014 is expected to be between $13.8 million and $16.3 million compared to $13.5 million for the three months ended June 30, 2013. Expected distributable cash flow for the three months ended June 30, 2014 represents a coverage ratio of 0.84 to 0.99 prior to giving effect to the 7,000,000 common units issued in this offering, or a coverage ratio of 0.72 to 0.85 after giving effect to the issuance of 7,000,000 common units in this offering. The estimated increase in our net income for the three months ended June 30, 2014 as compared to the prior year period is primarily due to a non-cash loss on extinguishment of debt in the amount of $17.5 million during the three months ended June 30, 2013, and a non-cash gain on the remeasurement of an unconsolidated investment during the three months ended June 30, 2014, as well as the acquisition of Trailblazer on April 1, 2014. The estimated increase in our Adjusted EBITDA and distributable cash flow for the three months ended June 30, 2014 as compared to the prior year period is primarily due to the acquisition of Trailblazer on April 1, 2014, partially offset by plant downtime experienced and off-spec fees incurred at Tallgrass Midstream during the three months ended June 30, 2014.

We have prepared these estimates on a basis materially consistent with our historical financial results and with our calculation of Adjusted EBITDA and distributable cash flow as presented in our most recent filings with the Securities and Exchange Commission. These estimated ranges are preliminary and unaudited and are thus inherently uncertain and subject to change. Due to the preliminary nature of the ranges, we are unable to reconcile Adjusted EBITDA to net income (loss) and distributable cash flow to Adjusted EBITDA with the estimated range for the three months ended June 30, 2014. Given the timing of these estimates, we have not completed our customary quarterly close and review procedures as of and for the three months ended June 30, 2014, and our actual results for this period may differ from these estimates. During the course of the preparation of our consolidated financial statements and related notes as of and for the three months ended June 30, 2014, we may identify items that could cause our final reported results to be different from the preliminary financial estimates presented above. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. In addition, these preliminary estimates for the three months ended June 30, 2014 are not necessarily indicative of the results to be achieved for any future period. We do not expect our consolidated financial statements and related notes as of and for the period ended June 30, 2014 to be publicly announced or filed with the SEC until after the Proposed Offering is completed.

The following table reconciles Adjusted EBITDA to net loss and distributable cash flow to Adjusted EBITDA for the three months ended June 30, 2013.

Three Months Ended June 30, 2013
Reconciliation of Adjusted EBITDA to Net Income
Net loss	$(11,727)
Add:
Interest expense, net	3,500
Depreciation and amortization expense	7,436
Loss on extinguishment of debt	17,526
Non-cash gain related to derivative instruments	(848)
Non-cash compensation expenses	85
Adjusted EBITDA	$15,972
Less:
Maintenance capital expenditures	(1,681)
Cash interest cost	(763)

Distributable Cash Flow	$13,528

The preliminary financial information and estimates set forth above have been prepared by, and are the responsibility of, the Partnership’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to such preliminary financial information or estimates. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Legal Proceedings

On July 3, 2014, Prairie Horizon Agri-Energy LLC filed an action in the District Court of Phillips County, Kansas against Tallgrass Interstate Gas Transmission LLC (“TIGT”) seeking damages from an alleged intrusion of foreign material and oil from TIGT into Prairie Horizon’s ethanol plant. Prairie Horizon asserts that this intrusion caused substantial damage to Prairie Horizon’s ethanol production facilities and resulted in corresponding business income losses.

Prairie Horizon also claims that the intrusion was a violation of TIGT’s FERC Gas Tariff. Prairie Horizon alleges that it has suffered damages in the amount of $1,967,630.11. TIGT believes Prairie Horizon’s claims are without merit and plans to vigorously contest all of the claims in this matter.

This current report includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to forward-looking statements about the Proposed Offering, the Potential Pony Acquisition, including the cash distribution accretion expected to be realized by the Partnership as a result of the Potential Pony Acquisition, and the preliminary estimates of operational data and financial results for the second quarter of 2014 and other guidance included in the press releases attached to this Form 8-K. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to market conditions, satisfaction of closing conditions, the Partnership’s financial performance and results, future equity issuances, changes in distribution levels and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by the Partnership with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated July 21, 2014.

99.2	Press Release, dated July 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Date: July 21, 2014

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated July 21, 2014.

99.2	Press Release, dated July 21, 2014.